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                                                                     EXHIBIT 4.3

                              CERTIFICATE OF TRUST
                                       OF
                           OLD SECOND CAPITAL TRUST I

     THIS Certificate of Trust of Old Second Capital Trust I (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.) (the "Act").

     1. NAME. The name of the statutory trust formed hereby is Old Second Capital Trust I.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                        WILMINGTON TRUST COMPANY, as trustee


                                        By:       /s/ Janel R. Havrilla
                                           -------------------------------------
                                        Name:     Janel R. Havrilla
                                             -----------------------------------
                                        Title:    Financial Services Officer
                                              ----------------------------------